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                                                                  EXHIBIT (c)(1)

                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER, dated as of September 21, 1998 (this "AGREEMENT"), is made by and among IMMUCOR, INC., a Georgia corporation ("PARENT"), GAMMA ACQUISITION CORPORATION, a Texas corporation and wholly owned subsidiary of Parent ("MERGER SUB"), and GAMMA BIOLOGICALS, INC., a Texas corporation (the "Company").

         In consideration of the respective representations, warranties, and agreements set forth herein, the parties hereto agree as follows:

                                   ARTICLE I.

                          THE TENDER OFFER AND MERGER

SECTION 1.01      TENDER OFFER

         (a) As promptly as practicable, but in no event later than five business days after the public announcement of the execution of this Agreement, Merger Sub will, and Parent will cause Merger Sub to, offer to purchase (the "OFFER") each outstanding share of Common Stock, $.10 par value (the "COMMON STOCK"), of the Company, including the associated Company Right (as defined in
Section 3.06) (together with the Company Right, "COMPANY STOCK"), tendered pursuant to the Offer at a price of $5.40 per share, net to the seller in cash. The obligations of Merger Sub and Parent to consummate the Offer and to accept for payment and purchase the Company Stock tendered in the Offer will be subject only to the conditions set forth in Schedule 1.01(a) (Offer Conditions) (the "OFFER CONDITIONS"). The expiration date of the Offer shall be twenty (20) business days after commencement. Parent and Merger Sub agree that if all of the Offer Conditions are not satisfied on such initial expiration date then, provided that Parent determines that all Offer Conditions are reasonably capable of being satisfied and subject to Securities and Exchange Commission (the "SEC") rules with respect to extension of time periods, Merger Sub may extend the Offer from time to time until all Offer Conditions have been satisfied or waived. Parent and Merger Sub agree that upon the expiration date of the Offer, as the same may be extended in accordance with the immediately preceding sentence, if all Offer Conditions have been satisfied, Merger Sub shall accept the shares of Company Stock properly tendered for purchase, subject to the right to extend the Offer not more than ten (10) business days in the aggregate if less than 90% of the Company Stock have been properly tendered, such 90% to be calculated after giving effect to the conversion of any securities convertible into Common Stock, and the exercise of any options, warrants or other rights to acquire Common Stock.

         (b) On the date of the commencement of the Offer, Merger Sub and Parent will file with the SEC their Tender Offer Statement on Schedule 14D-1 (together with all supplements or amendments thereto, and including all exhibits, the "OFFER DOCUMENTS"). Merger Sub and Parent will give the Company and its counsel a reasonable opportunity to review and comment upon the Offer Documents prior to their being filed with the SEC or disseminated to the



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Company's stockholders. Parent and Merger Sub agree that the Offer Documents shall comply as to form in all material respects with the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and the rules and regulations promulgated thereunder, and the Offer Documents, on the date filed with the SEC and on the date first published, sent, or given to the Company's stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is made by Parent or Merger Sub with respect to information supplied by the Company or any of its stockholders in writing specifically for inclusion or incorporation by reference in the Offer Documents. Each of Parent, Merger Sub, and the Company agrees promptly to correct any information provided by it for use in the Offer Documents if and to the extent that such information shall have become false or misleading in any material respect, and Parent and Merger Sub further agree to take all steps necessary to cause the Offer Documents as so corrected to be filed with the SEC and the other Offer Documents as so corrected to be disseminated to the Company's stockholders, in each case as and to the extent required by applicable federal securities laws. Parent and Merger Sub agree to provide the Company and its counsel any comments Parent, Merger Sub, or their counsel may receive from the SEC or its staff with respect to the Offer Documents promptly after the receipt of such comments.

         (c) As promptly as practicable, but in no event later than the date on which Parent shall have notified the Company that the Offer Documents initially are to be filed with the SEC, the Company will file its Tender Offer Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the Offer (together with all supplements or amendments thereto, and including all exhibits, ("SCHEDULE 14D-9"), which shall include a recommendation by the Company's Board of Directors that the Company's stockholders accept the Offer and tender their Company Stock pursuant to the Offer. The Company agrees that the Schedule 14D-9 shall comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder and, on the date filed with the SEC and on the date first published, sent, or given to the Company's stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is made by the Company with respect to information supplied by Parent or Merger Sub in writing specifically for inclusion in the
Schedule 14D-9. Each of the Company, Parent, and Merger Sub agrees promptly to correct any information provided by it for use in the Schedule 14D-9 if and to the extent that such information shall have become false or misleading in any material respect, and the Company further agrees to take all steps necessary to amend or supplement the Schedule 14D-9 and to cause the Schedule 14D-9 as so amended or supplemented to be filed with the SEC and disseminated to the Company's stockholders, in each case as and to the extent required by applicable federal securities laws. Parent and its counsel shall be given reasonable opportunity to review and comment upon the Schedule 14D-9 prior to its filing with the SEC or dissemination to stockholders of the Company. The Company agrees to provide Parent and its counsel any comments the Company or its counsel may receive from the SEC or its staff with respect to the Schedule 14D-9 promptly after the receipt of such comments. The Company's Board of Directors has resolved to recommend that the Company's stockholders accept the Offer and tender their Company Stock pursuant to the Offer and has received an opinion from Dain


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Rauscher Wessels that, as of the date of such opinion, the consideration to be received by the stockholders of the Company pursuant to the Offer and the Merger is fair to such stockholders from a financial point of view. In addition, the Company shall cause its transfer agent to furnish Parent and Merger Sub with mailing labels, security position listings and any available listings or computer files containing the names and addresses of record holders of the Common Stock or the Company Stock as of a recent date, and shall furnish to Parent and Merger Sub such information and assistance as the Parent or Merger Sub may reasonably request in communicating the Offer to the Company's stockholders.

         (d) If requested by Parent or Merger Sub, the Company will, promptly following the purchase by Merger Sub pursuant to the Offer of that number of shares of Company Stock which, when aggregated with the shares of Company Stock then owned by Parent and any of its affiliates, represents at least a majority of the shares of Company Stock then outstanding on a fully diluted basis, take all actions necessary to cause persons designated by Merger Sub to become directors of the Company so that the total number of directors so designated equals the product, rounded up to the next whole number, of (i) the total number of directors of the Company multiplied by (ii) the ratio of the number of shares of Company Stock beneficially owned by Merger Sub or its affiliates at the time of such purchase over the number of shares of Company Stock then outstanding. In furtherance thereof, the Company will take whatever action is necessary, including but not limited to amending the Company's bylaws, to increase the size of its Board of Directors, or use reasonable efforts to secure the resignation of directors, or both, as is necessary to permit that number of Merger Sub's designees to be elected to the Company's Board of Directors; provided that, prior to the Effective Time, the Company's Board of Directors will always have at least two members who are not officers, designees, stockholders, or affiliates of Merger Sub ("INDEPENDENT Directors"). All of the Independent Directors will be individuals who are currently directors of the Company, except to the extent that no such individuals wish to be directors. The Company's obligations to appoint designees to its Board of Directors will be subject to Section 14(f) of the Exchange Act, and Rule 14f-1 promulgated thereunder. Parent and Merger Sub will supply to the Company and will be solely responsible for any information with respect to either of them and their nominees, officers, directors, and affiliates required by Section 14(f) and Rule 14f-1. The Company will promptly take all actions required pursuant to Section 14(f) and Rule 14f-1 in order to fulfill its obligations under this Section 1.01 and (provided that Merger Sub shall have provided to the Company on a timely basis all information required to be included in the Information Statement with respect to Merger Sub's designees) will include in the Schedule 14D-9 such information with respect to the Company and its officers and directors as is required under Section 14(f) and Rule 14f-1.

         (e) Following the election or appointment of Merger Sub's designees pursuant to Section 1.01(d), any amendment to this Agreement, any termination of this Agreement by the Company, any extension by the Company of the time for the performance of any of the obligations of Merger Sub or Parent under this Agreement, any recommendation to stockholders or any modification or withdrawal of any such recommendation, the retention of counsel and other advisors in connection with the transactions contemplated hereby, or any waiver of any of the Company's rights under this Agreement will require the concurrence of a majority of the Independent Directors, unless no individuals who are currently directors of the Company wish to be directors. In addition, the Independent Directors shall have the right to retain, at the expense


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of the Company, one separate firm of counsel to represent them in connection with the transactions contemplated hereby.

         (f) The parties will cooperate with each other, including by furnishing any necessary information and making any filings required by applicable law, to ensure that the matters contemplated by this Section 1.01 are consummated as promptly as practicable.

SECTION 1.02      THE MERGER.

         (a) Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.02(b)), Merger Sub will be merged with and into the Company in accordance with the Texas Business Corporation Act ("TEXAS LAW"). As a result of this merger (the "MERGER"), the separate existence of Merger Sub will cease and the Company will be the surviving corporation (the "SURVIVING CORPORATION").

         (b) As soon as practicable after satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger set forth in
Article VII, the parties will cause articles of merger in such form as is required by, and executed in accordance with, Texas Law to be duly filed with the Secretary of State of the State of Texas. The Merger will become effective when the articles of merger are so filed and the certificate of merger is issued by the Secretary of State of Texas (the "EFFECTIVE TIME").

         (c) From and after the Effective Time, the Merger will have the effects specified in Texas Law.

         (d)      The closing of the Merger (the "CLOSING") will take place
(i) at the offices of Nelson Mullins Riley & Scarborough, L.L.P., 999 Peachtree Street, N.E., Suite 1400, Atlanta, Georgia 30309, at 10:00 a.m. on the first business day following the date on which the last to be fulfilled or waived of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions at the Closing) have been satisfied or waived in accordance with this Agreement or (ii) at such other place and time as the parties may agree.

SECTION 1.03      CONVERSION OF SHARES.

         At the Effective Time:

         (a) Each share of Common Stock of Merger Sub (a share of "MERGER SUB COMMON STOCK") issued and outstanding immediately prior to the Effective Time will be converted into one share of Common Stock of the Surviving Corporation.

         (b) Each share of Company Stock issued and outstanding immediately prior to the Effective Time will, except as otherwise provided in Section 1.03(c), be converted, by virtue of the Merger and without any action on the part of the holder thereof, into the right to receive, without interest, an amount in cash equal to the price per share paid in the Offer (the "MERGER CONSIDERATION"). Subject to Section 1.06, from and after the Effective Time, all shares of


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Company Stock, by virtue of the Merger and without any action on the part of the holders thereof, will be canceled and retired and cease to exist, and each holder of a certificate representing any shares of Company Stock immediately prior to the Effective Time (a "STOCK CERTIFICATE") will thereafter cease to have any rights with respect to such shares of Company Stock, except the right to receive the Merger Consideration therefor upon the surrender of the Stock Certificate in accordance with Section 1.04.

         (c) Each outstanding share of Company Stock held by the Company as a treasury share or owned by Parent, Merger Sub, or any other Subsidiary (as defined in Section 3.07) of Parent immediately prior to the Effective Time will be canceled, and no payment will be made with respect thereto.

SECTION 1.04      SURRENDER AND PAYMENT.

         (a) Prior to the Effective Time, Parent will appoint a bank or trust company reasonably acceptable to the Company (the "EXCHANGE AGENT") for the purpose of exchanging Stock Certificates. Parent will make available to the Exchange Agent funds in amounts and at the times necessary for the payment of the Merger Consideration in accordance with this Section 1.04 (such cash is referred to as the "EXCHANGE FUND").

         (b) Promptly, but in no event more than five business days, after the Effective Time, Parent will send, or will cause the Exchange Agent to send, to each holder of a Stock Certificate a letter of transmittal and instructions for use in surrendering the Stock Certificates for payment in accordance with this Section 1.04. The agreement with the Exchange Agent will provide that, upon surrender to the Exchange Agent of such Stock Certificates, together with the letter of transmittal, duly executed and completed in accordance with the instructions thereto and such other documents as may be reasonably required by the Exchange Agent, the Exchange Agent shall promptly pay to the persons entitled thereto, out of the Exchange Fund, a check in the amount to which such persons are entitled pursuant to Section 1.03(b), after giving effect to any required tax withholdings, and such Stock Certificate shall forthwith be canceled.

         (c) After the Effective Time, Stock Certificates will represen the right, upon surrender thereof to the Exchange Agent, together with a duly executed and properly completed letter of transmittal relating thereto, to receive (i) cash in the amount to which such holder is entitled under Section
1.03 after giving effect to any required tax withholding or (ii) payment from the Surviving Corporation of the "fair value" of such shares of Company Stock as determined under Articles 5.11, 5.12, and 5.16(E), as applicable, of Texas Law, subject to the conditions set forth therein and in accordance with Section
1.06 of this Agreement. No interest will be paid or will accrue on such amount.

         (d) If any cash is to be paid to a Person other than the registered holder of the Stock Certificates surrendered in exchange therefor, it will be a condition to such payment that the Stock Certificates so surrendered be properly endorsed or otherwise in proper form for transfer and that the Person requesting such payment pay to the Exchange Agent any transfer or other taxes required as a result of such issuance or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. For purposes of this Agreement, "PERSON"


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means an individual, a corporation, a partnership, a limited liability company, an association, a trust, or any other entity or organization, including a governmental or political subdivision or any agency or instrumentality thereof.

         (e) At and after the Effective Time, the stock transfer books of the Company will be closed, and there will be no further registration of transfers of shares of Company Stock outstanding prior to the Effective Time. If, at or after the Effective Time, Stock Certificates are presented to the Surviving Corporation, they will be canceled and exchanged in accordance with this Article I.

         (f) Any cash in the Exchange Fund that remains unclaimed by the holders of shares of Company Stock six months after the Effective Time will be returned to Parent, upon demand, and any such holder who has not surrendered his shares of Company Stock in accordance with this Section 1.04 prior to that time will thereafter look only to Parent, as a general creditor thereof, to pay the Merger Consideration to which such holder is entitled. Notwithstanding the foregoing, Parent will not be liable to any holder of shares of Company Stock for any amount paid to a public official pursuant to applicable abandoned property, escheat, or similar laws.

         (g) If any Stock Certificate is lost, stolen, or destroyed, upon the making of an affidavit of that fact by the Person claiming such Stock Certificate to be lost, stolen, or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as Parent may direct as indemnity against any claim that may be made against it with respect to such Stock Certificate, the Exchange Agent will pay the Merger Consideration payable in respect of such Stock Certificate pursuant to this Agreement.

SECTION 1.05      COMPANY OPTIONS.

         The Board of Directors of the Company (or, if appropriate, any committee administering the Stock Option Plans (as defined below)) shall adopt such resolutions or take such other actions as are required to provide that (i) each outstanding stock option or warrant to purchase shares of Company Stock (a "STOCK OPTION") heretofore granted under any employee stock option plan, stock option or warrant plan for directors, or other incentive plan of the Company (collectively, the "STOCK OPTION PLANS") outstanding immediately prior to the consummation of the Offer, whether or not then exercisable, shall be cancelled immediately prior to the consummation of the Offer in exchange for an amount in cash, payable at the time of such cancellation, equal to the product of (y) the number of shares of Company Stock subject to such Stock Option immediately prior to the consummation of the Offer and (z) the excess of the price per share to be paid in the Offer over the per share exercise price of such Stock Option. All Stock Option Plans shall terminate as of the Effective Time and the provisions in any other Company Benefit Arrangement (as defined herein) providing for the issuance, transfer or grant of any capital stock of the Company or any interest in respect of any capital stock of the Company shall be deleted as of the Effective Time, and the Company shall ensure that following the Effective Time no holder of a Stock Option or any participant in any Stock Option Plan shall have any right thereunder to acquire any capital stock of the Company, Parent or the Surviving Corporation, except as provided in Section 1.05.


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SECTION 1.06      SHARES OF DISSENTING STOCKHOLDERS.

         Notwithstanding anything in this Agreement to the contrary, any issued and outstanding shares of Company Stock held by a person (a "DISSENTING STOCKHOLDER") who objects to the Merger and complies with all the provisions of Texas Law concerning the right of holders of shares of Company Stock to dissent from the Merger and require appraisal of their shares shall not be converted as described in Section 1.03(b), but shall be converted into the right to receive such consideration as may be determined to be due to such Dissenting Stockholder pursuant to Texas Law. If, after the Effective Time, such Dissenting Stockholder withdraws his demand for appraisal in accordance with
Article 5.13 of Texas Law or fails to perfect or otherwise loses his right to appraisal, in any case pursuant to Texas Law, his shares of Company Stock shall be deemed to be converted as of the Effective Time into the right to receive the Merger Consideration. The Company shall give Parent (i) prompt notice of any demands for appraisal of shares of Company Stock received by the Company and (ii) the opportunity to participate in all negotiations and proceedings with respect to any such demands. The Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle, offer to settle, or otherwise negotiate, any such demands.

SECTION 1.07      OTHER AGREEMENTS.

         In connection with the execution and delivery of this Agreement, the Company has granted to Merger Sub an option to purchase 19.9% of the Company's Company Stock, giving effect to the exercise of such option (the "PARENT STOCK OPTION"); and certain shareholders of the Company have granted options to Merger Sub to purchase their shares of Company Stock (the "INSIDER LOCK-UP OPTIONS").


                                  ARTICLE II.

                           THE SURVIVING CORPORATION

SECTION 2.01      ARTICLES OF INCORPORATION.

         The articles of incorporation of Merger Sub in effect immediately prior to the Effective Time will be the articles of incorporation of the Surviving Corporation after the consummation of the Merger until amended in accordance with applicable law.

SECTION 2.02      BYLAWS.

         The bylaws of Merger Sub in effect immediately prior to the Effective Time will be the bylaws of the Surviving Corporation after the consummation of the Merger until amended in accordance with applicable law.


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SECTION 2.03      DIRECTORS AND OFFICERS.

         From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, the directors and officers of Merger Sub immediately prior to the Effective Time will be the directors and officers of the Surviving Corporation after the consummation of the Merger.


                                  ARTICLE III.

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Parent that:

SECTION 3.01      CORPORATE EXISTENCE AND POWER.

         The Company is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Texas and has all requisite corporate power and authority to own, lease, and operate its properties and to carry on its business as now conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where it is required to be so qualified by reason of the character of the property owned or leased by it or the nature of its activities, except where the failure to be qualified or in good standing is not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect (as defined in the Offer Conditions).

SECTION 3.02      CORPORATE AUTHORIZATION.

         The execution, delivery, and performance by the Company of this Agreement and the consummation by the Company of the Merger and the other transactions contemplated hereby are within the Company's corporate power and authority and, except for any required approval by the Company's stockholders in connection with the consummation of the Merger, have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution, and delivery hereof by Parent and Merger Sub, constitutes a legal, valid, and binding agreement of the Company.

SECTION 3.03      GOVERNMENTAL AUTHORIZATION.

         The execution, delivery, and performance by the Company of this Agreement and the consummation by the Company of the Merger and the other transactions contemplated hereby do not require any material consent, approval, authorization, or permit of, other action by, or filing with, any governmental body, agency, official, or authority other than (i) as set forth on Section
3.03 of the Disclosure Schedule delivered by the Company to Parent concurrently with the execution and delivery of this Agreement (the "COMPANY DISCLOSURE SCHEDULE"), (ii) the filing of appropriate certificates of merger in accordance with Texas Law, (iii) the filing and delivery of the Schedule 14D-9, and (iv) compliance with applicable requirements of the Exchange Act.


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SECTION 3.04      ARTICLES OF INCORPORATION AND BYLAWS.

         Section 3.04 of the Company Disclosure Schedule includes true, correct and complete copies of the articles of incorporation and the bylaws or the equivalent organizational documents, in each case as amended or restated as of the date hereof, of the Company and each of its Subsidiaries.

SECTION 3.05      NON-CONTRAVENTION.

         The execution, delivery, and performance by the Company of this Agreement, the purchase of shares of Company Stock by Merger Sub pursuant to the Offer, and the consummation by the Company of the Merger and the other transactions contemplated by this Agreement do not and will not (i) contravene or conflict with the articles of incorporation or bylaws of the Company or any of its Subsidiaries (ii) contravene, conflict with, or constitute a violation of any provision of any law, rule, regulation, judgment, injunction, order, or decree binding upon or applicable to the Company or any of its Subsidiaries,
(iii) constitute a default, give rise to a right of termination, cancellation, or acceleration of any material right or obligation of the Company or any of its Subsidiaries, or give rise to a loss of any material benefit to which the Company or any of its Subsidiaries is entitled, under any provision of any agreement or other instrument binding upon the Company or any of its Subsidiaries or under any license, franchise, permit, or other similar authorization held by the Company or any of its Subsidiaries, or (iv) result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries; in each case except as set forth in Section 3.05 of the Company Disclosure Schedule and except for any occurrences or results referred to in clauses (ii), (iii), and (iv) that would not be reasonably likely to prevent or delay consummation of the Offer or the Merger or, individually or in the aggregate, have a Company Material Adverse Effect. For purposes of this Agreement, "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest, encumbrance, or other right or interest of another to or in, or adverse claim of any kind in respect of, such asset.

SECTION 3.06      CAPITALIZATION.

         (a) The Company has 26,000,000 authorized shares, consisting of 25,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock, $10.00 par value, of the Company ("COMPANY PREFERRED STOCK"). As of the date hereof, (i) 4,625,762 shares of Company Stock were issued and outstanding, (ii) 753,410 shares of Company Stock were reserved for future issuance upon exercise of outstanding Company Options granted pursuant to the Company Option Plans, and (iii) 4,625,762 shares of Company Common Stock were reserved for issuance upon exercise of the rights (the "COMPANY RIGHTS" or, individually, a "COMPANY RIGHT") distributed in connection with the Rights Agreement, adopted as of September 5, 1989 and subsequently amended (as amended, the "COMPANY RIGHTS AGREEMENT"). As of the date of this Agreement, no shares of Company Preferred Stock were issued and outstanding. Except as described in this Section 3.06 or in Section 3.06 of the Company Disclosure Schedule, as of the date of this Agreement, no shares of capital stock of the Company are reserved for issuance. Each of the issued and outstanding shares of Common Stock is duly authorized, validly issued,


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and fully paid and nonassessable and has not been issued in violation of (nor are any of the authorized shares of Common Stock subject to) any preemptive or similar rights created by statute, the articles of incorporation or the bylaws of the Company, or any agreement to which the Company is a party or is bound, or any applicable provision of law. Each of the issued and outstanding Company Rights is duly authorized and validly issued,

         (b) Except as set forth in paragraph (a) of this Section 3.06 o as set forth on Section 3.06 of the Company Disclosure Schedule, there are no options, warrants, or other rights (including but not limited to registration rights and conversion rights), agreements, arrangements, or commitments to which the Company is a party relating to the issued or unissued capital stock of the Company or obligating the Company to grant, issue, or sell any capital stock of the Company or other security of the Company. Except as set forth in
Section 3.06 of the Company Disclosure Schedule, there are no obligations, contingent or otherwise, of the Company to (i) purchase, redeem, or otherwise acquire any shares of Company Stock, other capital stock of the Company, or capital stock or other equity interests of any Subsidiary of the Company; or
(ii) (other than advances to Subsidiaries, and prepayments to other Persons for goods or services, in the ordinary course of business) provide a material amount of funds to, or make any material investment in, or provide any guarantee with respect to the obligations of, any Subsidiary of the Company or any other Person.

         (c) Section 3.06 of the Company Disclosure Schedule lists, as of the date indicated, the number of shares of Company Stock subject to outstanding Company Options and the exercise price of each outstanding Company Option. The Company has made available to Parent and Merger Sub complete and correct copies of the Company Option Plans and all forms of Company Options.

SECTION 3.07      SUBSIDIARIES.

         (a) For purposes of this Agreement, "SUBSIDIARY" of any Person means (i) any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are, directly or indirectly, owned by such Person, and (ii) any partnership of which such Person is a general partner. Section 3.07 of the Company Disclosure Schedule sets forth a complete and accurate list of the Subsidiaries of the Company and indicates for each such Subsidiary the jurisdiction of incorporation or organization. Each Subsidiary of the Company is a corporation duly incorporated, validly existing, and in good standing under the laws of the jurisdiction of its incorporation or is a partnership duly constituted under its governing law, has the requisite corporate or partnership power and authority to own, lease, and operate its properties and to carry on its business substantially as now conducted, and is duly qualified to do business as a foreign corporation or partnership and is in good standing in each jurisdiction where it is required to be so qualified by reason of the character of the property owned or leased by it or the nature of its activities, except where the failure to be qualified or in good standing is not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect.


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         (b)      Except as set forth in Section 3.07 of the Company Disclosure
Schedule, all of the outstanding capital stock or other ownership interests in each Subsidiary of the Company is owned by the Company, directly or indirectly, free and clear of any Lien and free and clear of any other limitation or restriction (including any restriction on the right to vote, sell, or otherwise dispose of such capital stock or other ownership interests). Except as set forth in Section 3.07 of the Company Disclosure Schedule, there are no outstanding (i) securities of the Company or any of its Subsidiaries convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any such Subsidiary of the Company or (ii) options or other rights to acquire from the Company or any of its Subsidiaries, and no other obligation of the Company or any of its Subsidiaries to issue, any capital stock, voting securities, or other ownership interests in, or any securities convertible into or exchangeable for any capital stock, voting securities, or ownership interests in, any such Subsidiary of the Company (the items in clauses (i) and (ii), including capital stock, are collectively referred to as the "COMPANY SUBSIDIARY SECURITIES"). There are no outstanding obligations of the Company or any of its Subsidiaries to transfer, sell, pledge, repurchase, redeem, or otherwise acquire any outstanding Company Subsidiary Securities.

SECTION 3.08      COMPANY SEC REPORTS.

         Since April 1, 1993, the Company has filed all forms, reports, registration statements and other documents required to be filed by it with the SEC, including without limitation (i) all Annual Reports on Form 10-K, (ii) all Quarterly Reports on Form 10-Q, (iii) all proxy statements relating to meetings of stockholders (whether annual or special), and (iv) all Current Reports on Form 8-K. (All of the documents filed by the Company with the SEC during such period, including all exhibits contained or incorporated by reference in such documents, are collectively referred to as the "COMPANY SEC REPORTS"). The Company SEC Reports, as amended to date, (x) were prepared in accordance with the requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"), or the Exchange Act, as the case may be, and (y) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

SECTION 3.09      FINANCIAL STATEMENTS; NO UNDISCLOSED LIABILITIES.

         The audited consolidated financial statements and unaudited consolidated interim financial statements (including the related notes and schedules) of the Company and its Subsidiaries included or incorporated by reference in the Company SEC Reports (the "COMPANY FINANCIAL STATEMENTS") were prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto and except that such unaudited interim financial statements do not contain full footnote disclosure) and fairly present the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended, subject, in the case of any unaudited interim financial statements, to normal year-end adjustments, none of which would be reasonably likely to be, individually or in the aggregate, material in amount. Neither the Company nor its Subsidiaries have any liabilities, whether accrued, contingent, or otherwise, required by generally accepted accounting principles or applicable SEC rules to be disclosed by the Company in the Company Financial Statements other than (i) liabilities disclosed in the Company Financial Statements or the Company SEC Reports, and (ii) liabilities for which the Company has made adequate reserves as reflected in the Company Financial Statements.

SECTION 3.10      MATERIAL CONTRACTS.

         Except as set forth in Section 3.10 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to, or is bound by (a) any material agreement, indenture, or other instrument relating to the borrowing of money by the Company or any of its Subsidiaries or the guarantee by the Company or any of its Subsidiaries of any such obligation or
(b) any other contract or agreement or amendment thereto that (i) should be or should have been filed as an exhibit to a Form 10-K filed or to be filed by the Company with the SEC, (ii) places any material restrictions on the right of the Company or any of its Subsidiaries to engage in any material business activity currently conducted, or (iii) is otherwise material to the financial condition, results of operations or business of the Company and its Subsidiaries, taken as a whole (collectively, the "COMPANY CONTRACTS"). Neither the Company nor any of its Subsidiaries is in material default under any Company Contract, and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a material default.

SECTION 3.11      ABSENCE OF CERTAIN CHANGES.

         Except as disclosed in Section 3.11 of the Company Disclosure Schedule, since March 31, 1998: (a) the Company and its Subsidiaries have conducted their business in all material respects in the ordinary course consistent with reasonable past practices, (b) there has not been any change or development, or combination of changes or developments, in the business, operations, or financial condition of the Company or any of its Subsidiaries which are reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect, (c) there has not been any declaration, setting aside, or payment of any dividend or other distribution with respect to any shares of capital stock of the Company, or any repurchase, redemption, or other acquisition by the Company or any of its Subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company or any of its Subsidiaries, (d) there has not been any amendment of any term of any outstanding security of the Company or any of its Subsidiaries, (e) there has not been any incurrence, assumption, or guarantee by the Company or any of its Subsidiaries of any indebtedness for borrowed money other than in the ordinary course of business and in amounts and on terms consistent with reasonable past practices, (f) there has not been any creation or assumption by the Company or any of its Subsidiaries of any Lien on a material amount of assets (including the sale, pledge, or assignment of a material amount of receivables) other than in the ordinary course of business consistent with past practices, and (g) there has not been any change in any method of accounting or accounting practice by the Company or any of its Subsidiaries, except for any such change required by reason of a concurrent change in generally accepted accounting principles or to conform a Subsidiary's accounting policies and practices to those of the Company. Furthermore, except as disclosed in Section 3.11 of the Company Disclosure Schedule, since March 31, 1998, there has not been any (i) grant of any severance or termination pay or stay-in-place bonus to any director or officer of the Company or any of its Subsidiaries, (ii) entering into of any employment, deferred compensation, or other similar agreement (or any amendment to any such existing agreement) with any director or officer of the Company or any of its Subsidiaries, (iii) increase in benefits payable under any existing severance or termination pay or stay-in-place bonus policies or agreements with any director or officer of the Company or any of its Subsidiaries, (iv) increase in compensation, bonus, or other benefits payable to directors or executive officers of the Company or any of its Subsidiaries, or (v) general increase in the compensation payable or benefits provided to other employees of the Company or any of its Subsidiaries.

SECTION 3.12      LITIGATION.

         Except as disclosed in Section 3.12 of the Company Disclosure Schedule, (i) there are no actions, suits, or proceedings pending before, and, to the knowledge of the Company, there is no pending investigation by, any court or arbitrator or any governmental body, agency, official, or authority against the Company, any of its Subsidiaries, or any of their respective properties, (ii) to the knowledge of the Company, there is no threat of any such action, suit, or proceeding, and (iii) no judgment, decree, injunction, rule, order, or similar action of any court or arbitrator or any governmental body, agency, official or authority, domestic or foreign, is outstanding against the Company or any of its Subsidiaries.

SECTION 3.13      PERMITS; COMPLIANCE.

         Except as is disclosed in Section 3.13 of the Company Disclosure Schedule, the Company and its Subsidiaries are in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate their properties and to carry on their businesses as they are now being conducted (collectively, the "COMPANY Permits"). Except as set forth in Section
3.13 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is in conflict with, or in material default or violation of, (a) any federal, state, or foreign law applicable to the Company or such Subsidiary or by which any of its properties are bound or subject or (b) any of the Company Permits. Except as set forth in Section 3.13 of the Company Disclosure Schedule, since March 31, 1993, the Company has not received any notification with respect to possible conflicts, defaults, or violations of any federal, state, or foreign law applicable to the Company or any of its Subsidiaries or by which any of its or their properties are bound or subject which have not been cured.

SECTION 3.14      PRODUCT WARRANTIES AND LIABILITIES.

         Except as set forth in Section 3.14 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries knows or has any reason to believe there is any basis for alleging any claim, liability, damage, loss, cost or expense as a result of any defect or other deficiency (whether of design, materials, workmanship, labeling instructions or otherwise) ("PRODUCT LIABILITY") with respect to any product sold or services rendered by or on behalf of the Company or any of its Subsidiaries now or in the past, whether such Product Liability is incurred by reason of any express warranty (including, without limitation, any warranty of merchantability or fitness), any doctrine of common law (tort, contract or other), any statutory provision, or otherwise and irrespective of whether such Product Liability is covered by insurance.

SECTION 3.15      ERISA.

         (a) As used in this Section 3.15, each of the following terms has the indicated meaning:

                  (i) "AFFILIATE" of any Person means any other Person that, together with such Person, would be treated as a single employer under Section 414 of the Internal Revenue Code of 1986, as amended (the "CODE").

                  (ii) "COMPANY EMPLOYEE PLANS" means each "employee benefit plan," as defined in Section 3(3) of ERISA that (A) is subject to any provision of ERISA and (B) is maintained, administered, contributed to, or required to be contributed to, as the case may be, by the Company or any Affiliate (while it is or was an Affiliate of the Company) and covers any employee or former employee of the Company or any such Affiliate or under which the Company or any such Affiliate has any liability.

                  (iii) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  (iv) "COMPANY BENEFIT ARRANGEMENT" means each employment, severance, welfare, or other similar contract, arrangement, or policy and each plan or arrangement (written or oral) providing for compensation, benefit, bonus, pension, retirement, profit-sharing, stock option or other stock related rights, other forms of incentive or deferred compensation, and each cafeteria,
Section 125, medical, vision, dental, disability, death benefit, life insurance, health and/or accident, sickness, vacation, paid time off, sick pay, education-reimbursement, incentive, "change of control," and any other or similar plan, program, arrangement, agreement or understanding, that (A) is not a Company Employee Plan, (B) is entered into, maintained, or contributed to, as the case may be, by the Company or any of its Affiliates (while it is or was an Affiliate of the Company), or (C) covers any employee or former employee or director or former director of the Company or any such Affiliate.

                  (v) "FOREIGN BENEFIT PLAN" means each "employee benefit plan," as defined in Section 3(3) of ERISA that (A) is established and maintained outside of the United States primarily for the benefit of individuals substantially all of whom are nonresident aliens and which is not subject to any provision of ERISA and (B) is maintained, administered, contributed to, or required to be contributed to, as the case may be, by the Company or any Affiliate (while it is or was an Affiliate of the Company) and covers any employee or former employee of the Company or any such Affiliate under which the Company or any such Affiliate has any liability, and means each Company Benefit Arrangement that is established and maintained outside of the United States primarily for the benefit of individuals substantially all of whom are nonresident aliens and which is not subject to ERISA.

         (b) The Company has heretofore made available to Parent, and agrees that it will as soon as practicable after the date of this Agreement furnish Parent upon Parent's request with, copies of all Company Employee Plans (and, if applicable, related trust agreements) and all amendments thereto and the most recent Forms 5500 required to be filed with respect thereto, Internal Revenue Service determination letters, and actuarial reports, in each case to the extent applicable. All annual reports (as described in ERISA Section 103), Treasury Forms 5500, and other documents or writings required to be filed or otherwise submitted in connection with one or more of the Company Employee Plans or Company Benefit Arrangements have been timely and properly filed or otherwise submitted in accordance with applicable law.

         (c) Section 3.15 of the Company Disclosure Schedule identifies each Company Employee Plan, and further identifies whether a given Company Employee Plan constitutes a "defined benefit plan" as defined in Section 3(35) of ERISA. Except as set forth on Section 3.15 of the Company Disclosure Schedule, no Company Employee Plan constitutes a "multiemployer plan," as defined in Section 3(37) of ERISA, and no Company Employee Plan or Company Benefit Arrangement is maintained in connection with any trust described in
Section 501(c)(9) of the Code. Except as set forth on Section 3.15 of the Company Disclosure Schedule, no Company Employee Plan provides retiree medical or life insurance benefits or is subject to Title IV of ERISA. Neither the Company nor any of its Affiliates has incurred, or will have incurred as of Closing, any liability under Title IV of ERISA, including, without limitation, arising in connection with the termination of, or complete or partial withdrawal from, any plan currently or previously covered by Title IV of ERISA, and the Pension Benefit Guarantee Corporation has not instituted proceedings to terminate any such plan nor, to the knowledge of the Company, do any conditions exist that present a risk of such occurrence. Nothing done or omitted to be done by the Company or any of its Subsidiaries or, to the knowledge of the Company, by any other Person, and no transaction or holding of any asset under or in connection with any Company Employee Plan by the Company or any of its Subsidiaries or, to the knowledge of the Company, by any other Person, has or will make the Company or any of its Subsidiaries or any officer or director of the Company or any of its Subsidiaries subject to any liability under Title I of ERISA or for any tax, penalty, assessment or material liability pursuant to
Section 4975 of the Code or Section 502 of ERISA. With respect to each Company Employee Plan subject to Title IV of ERISA, the Company has made available to Parent the most recent actuarial report showing the present value of accrued benefits under such plan, based upon the actuarial assumptions used for funding purposes with respect to such plan. No Company Employee Plan or any trust established thereunder has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each such plan ended prior to the date hereof; and all contributions required to be made with respect thereto (whether pursuant to the terms of any Company Employee Plan or otherwise) on or prior to the date hereof have been timely made. All Company Employee Plans and Company Benefit Arrangements are in compliance with all applicable laws, and the consummation of the transactions contemplated by this Agreement will not cause any such plan to violate any applicable law or provision of any such plan.

         (d) Each Company Employee Plan and Company Benefit Arrangement and related trusts comply with and have been maintained, funded and administered in compliance with all applicable provisions of the Code relating to qualification and tax exemption, or other intended tax consequences, under Code Sections 401(a), 501(a) and/or 125, and Company has received no notice from any Person, government, instrumentality or agency challenging such compliance.

Favorable IRS determination letters (to the extent such may be sought) on the qualification of each such plan are in full force and effect.

         (e) No termination or partial termination exists or will exist as of the Closing with respect to any Company Benefit Arrangement or Company Employee Plan.

         (f) As of the Closing, full payment will have been made of all amounts which the Company or each Subsidiary of the Company is required to have made after or prior to such time, under any applicable law or terms of an applicable such plan, as a contribution to or in relation to any such plan, and no accumulated funding deficiency (as defined in ERISA Section 302 or Code
Section 412), whether or not waived, will exist with respect to any such plan.

         (g) Except as disclosed in Section 3.15 of the Company Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not (i) give rise to any severance pay or any payment contingent upon or as a result of a direct or indirect change in control or ownership of the Company or any Subsidiary of the Company, or (ii) accelerate the time of payment or vesting, or increase the amount of any compensation due to, or benefits under any Company Benefit Arrangement or Company Employee Plan.

         (h) Section 3.15 of the Company Disclosure Schedule lists each material Company Benefit Arrangement currently in effect provided to any director, executive officer, or employee of the Company or any former director, executive officer, or employee of the Company and sets forth each Company Benefit Arrangement with respect to which benefits will be accelerated or paid as a result of the transactions contemplated by this Agreement. Copies of all written Company Benefit Arrangements and all amendments thereto have heretofore been made available to Parent, and will promptly be furnished to Parent upon Parent's request after the date of this Agreement. Each Company Benefit Arrangement has been maintained in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules, and regulations that are applicable to such Company Benefit Arrangement.

         (i) There are no pending claims, or, to the knowledge of the Company, threats of claims by, in relation to, or on behalf of any Company Employee Plan or Company Benefit Arrangement, by any employee, former employee or beneficiary covered under any such plan or arrangement, or any government or governmental agency or instrumentality or otherwise involving any such plan or arrangement other than claims for benefits in the ordinary course.

         (j) Section 3.15 of the Company Disclosure Schedule identifies each Foreign Benefit Plan. The Foreign Benefit Plans maintained, contributed to, or required to be contributed to, by one or more of the Company, any Subsidiary of the Company, or any Affiliate of one or more of the foregoing, have at all times complied with and been administered in all material respects in accordance with all applicable laws, tax, funding, and other or similar requirements, and the consummation of the transactions contemplated by this Agreement will not cause any such plan to violate any such law or requirement. Without limiting the foregoing, there is no failure to comply with any applicable law, requirement or any other or similar circumstance which would or is likely to result in a loss of tax-related approval or other regulatory related approval for any Foreign Benefit Plan, regardless of whether such approval is or is intended to be applicable.

SECTION 3.16      LABOR.

         Neither the Company nor any of its Subsidiaries is a party to or bound by any collective bargaining agreement respecting its employees, nor is there existing, or to the knowledge of the Company any threat of, any strike, organized walkout, or other organized work stoppage or labor organizational effort by any employees of the Company or of any of its Subsidiaries.

SECTION 3.17      TAXES.

         Except as set forth in the Company SEC Reports:

         (a) the Company and its Subsidiaries have timely filed all Tax Returns required to be filed by them with any taxing authority with respect to Taxes for all periods heretofore ended, taking into account any extension of time to file granted to or obtained on behalf of the Company and its Subsidiaries;

         (b) all Taxes required to be paid prior to the Effective Time have been duly and timely paid or will be duly and timely paid by the Effective
Time;

         (c) no material deficiency for any amount of Tax has been asserted or assessed by a taxing authority against the Company or any of its Subsidiaries, except for amounts for which the Company has made an adequate reserve as reflected in the Company Financial Statements;

         (d) all liability for Taxes of the Company or any of its Subsidiaries that are or will become due or payable with respect to periods covered by the Company Financial Statements have, in all material respects, been paid or adequately reserved for in the Company Financial Statements to the extent required by generally accepted accounting principles, and all prepaid Taxes and other Tax assets reflected in the Company Financial Statements represent valid accounts determined in accordance with generally accepted accounting principles;

         (e) neither the Company nor any of its Subsidiaries is liable for any material amount of Taxes arising out of membership or participation in any consolidated, affiliated, combined, or unitary group in which they were at any time members, other than the group of which the Company is the common parent;

         (f) there are no material Liens for Taxes upon the assets of the Company or of any of its Subsidiaries other than for Taxes not yet due and payable;

         (g) there are no outstanding waivers or comparable consents extending the statute of limitations with respect to any Taxes or Tax Returns of the Company or any of its Subsidiaries;

         (h) there are no material audits, claims, actions, suits, or proceedings now pending, nor, to the knowledge of the Company, is there a material threat of any such audits, claims, actions, suits, or proceedings, nor, to the knowledge of the Company, is there any material pending investigation, against or with respect to the Company or any of its Subsidiaries in respect of any Taxes;

         (i) neither the Company nor any of its Subsidiaries is a party to any agreement providing for the allocation or sharing of Taxes; and

         (j) there has been no change in the method of accounting utilized by the Company or any of its Subsidiaries that would require a material adjustment to taxable income under Section 481 of the Code.

         For purposes of this Agreement, "TAXES" or "TAX" means all federal, state, local, and foreign taxes, levies, and other assessments, including without limitation, all income, excise, property, sales, use, value added, transfer, franchise, profits, withholding, payroll, social security, Medicare, or other taxes including any interest, additions to tax, and penalties applicable thereto; and "TAX RETURN" means any return, declaration, statement, report, schedule, information return, and other document (including any related or supporting information) with respect to Taxes.

SECTION 3.18      FDA AND RELATED MATTERS.

         (a) Section 3.18 of the Company Disclosure Schedule sets forth a complete and accurate list, referencing relevant records and documents, since January 1, 1993, of (i) all Regulatory or Warning Letters, Notices of Adverse Findings, and Section 305 Notices and similar letters or notices issued by the Food and Drug Administration (the "FDA") or any other federal, state, local, or foreign governmental entity that is concerned with the safety, efficacy, reliability, or manufacturing of medical products, including drugs and devices, relating to the conduct of the business of the Company and its Subsidiaries,
(ii) all United States Pharmacopoeia product problem reporting program complaints or reports, MedWatch FDA Forms 3500, and device experience network complaints received by the Company or any of its Subsidiaries and all Drug and Medical Device Reports, adverse drug experience reports, and therapeutic failure reports filed by the Company or any of its Subsidiaries, which complaints or reports pertain to any incident involving death, serious injury, or a serious adverse drug experience, and for which incident there has been any
(1) notice or follow up inquiry to the Company or any of its Subsidiaries by the FDA, (2) litigation or arbitration claim or cause of action commenced, or
(3) notice to any insurance carrier of the Company or any of its Subsidiaries tendering the defense or giving notice of a possible or actual claim against the Company or any of its Subsidiaries, (iii) all product recalls and safety alerts conducted by or issued to the Company or any of its Subsidiaries and any requests from the FDA or any other drug and medical device regulatory agency requesting the Company or any of its Subsidiaries to cease to investigate, test, or market any product, (iv) any civil penalty actions begun by the FDA or any other drug and medical device regulatory agency against the Company or any of its Subsidiaries and all consent decrees issued with respect to the Company or any of its Subsidiaries, and (v) any other written communications between the FDA or any other drug and medical device regulatory agency, on the one hand, and the Company or any of its Subsidiaries, on the other hand. The Company has delivered to Parent copies of all documents referred to in Section
3.18 of the Company Disclosure Schedule, as well as copies of all complaints and other information required to be maintained by the Company pursuant to Section 820 of Title 21 of the Code of Federal Regulations ("CFR") or 21 CFR Section 211.

         (b) The Company and its Subsidiaries have obtained all consents, approvals, certifications, authorizations, and permits of, and have made all filings with, or notifications to, the FDA and all other drug and medical device regulatory agencies pursuant to applicable requirements of all FDA laws, rules, and regulations, and all corresponding state and foreign laws, rules, and regulations applicable to the Company and its Subsidiaries. All representations made by the Company or any of its Subsidiaries in connection with any such consents, approvals, certifications, authorizations, permits, filings, and notifications were true and correct in all material respects at the time such representations were made, and the products of the Company and its Subsidiaries comply with, and perform in accordance with the specifications described in, such representations. The Company and its Subsidiaries are in all material respects in compliance with all applicable FDA laws, rules, and regulations, and all corresponding applicable state and foreign laws, rules, and regulations (including Good Manufacturing Practices, as defined in 21 CFR Parts 210, 211, and 820, Medical Device Reporting requirements, and Adverse Experience Reporting) applicable to the business of the Company. The Company has not received any notice that any of the consents, approvals, certifications, authorizations, registrations, permits, filings, or notifications that it has received or made to operate its business have been or are being revoked or challenged. Except as set forth on Section 3.18 of the Company Disclosure Schedule, to the knowledge of the Company, there are no investigations or inquiries pending, and there is no threat of any investigation or inquiry, by the FDA or any other drug and medical device regulatory agency relating to the operation of the business of the Company and its Subsidiaries or its compliance with FDA laws, rules, and regulations, and corresponding state and foreign laws, rules, and regulations, applicable to the business of the Company and its Subsidiaries. None of the matters set forth on
Section 3.18 of the Company Disclosure Schedule is reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect.

SECTION 3.19      INTELLECTUAL PROPERTY RIGHTS.

         (a) Section 3.19 of the Company Disclosure Schedule lists each of the following items that are related to the business of the Company and its
Subsidiaries: (i) patents and applications therefor, registrations of trademarks (including service marks) and applications therefor, and registrations of copyrights and applications therefor that are owned by the Company or any of its Subsidiaries, (ii) unexpired licenses relating to Intellectual Property Rights (as defined in paragraph (d) of this Section 3.19) that have been granted to or by the Company or any of its Subsidiaries, and
(iii) other agreements relating to Intellectual Property Rights (as defined below).

         (b) The Company and its Subsidiaries collectively own or have the right to use all of the Intellectual Property Rights that are used in the conduct of the business of the Company and its Subsidiaries. Except as set forth in Section 3.19 of the Company Disclosure Schedule, such ownership and right to use are free and clear of all Liens, claims, and rights of third parties. Except as set forth in Section 3.19 of the Company Disclosure Schedule, such ownership and right to use will not be affected by the consummation of the Offer, the Merger, or by any of the transactions contemplated herein whether because of non-assignment provisions, change of control provisions, or otherwise. The Company and its Subsidiaries have the right to license to others the use of all Intellectual Property Rights owned by them.

         (c) Except as set forth on Section 3.19 of the Company Disclosure Schedule, to the knowledge of the Company there are no material allegations or claims that any product or process manufactured, used, sold, or under development by or for the Company or its Subsidiaries infringes on the Intellectual Property Rights of any third party, and no challenges to the validity, ownership, or right to use or license by the Company or any of its Subsidiaries of any of the Intellectual Property Rights owned, used, or licensed by the Company or any of its Subsidiaries.

         (d) As used in this Agreement, the term "INTELLECTUAL PROPERTY RIGHTS" includes patents, patent applications, trademarks, trademark applications, service marks, service mark applications, copyrights, copyright applications, and proprietary trade names, publication rights, computer programs (including source codes and object codes), inventions, know how, trade secrets, technology, processes, and formulae.

SECTION 3.20      ENVIRONMENTAL PROTECTION

         (a) As used in this Agreement, each of the following terms has the indicated meaning:

                  (i) "COMPANY REAL PROPERTY" means the real property now or formerly owned or leased by the Company or any of its Subsidiaries, except as otherwise expressly limited where the term is used.

                  (ii) "ENVIRONMENTAL LAW" means federal, state, local, or foreign laws, statutes, rules, regulations, and ordinances relating to the protection of the environment.

                  (iii) "HAZARDOUS MATERIAL" means any hazardous, toxic, or dangerous substance defined as such in (or for purposes of) the Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), or any other Environmental Law.

         (b)      Except as set forth on Section 3.20 of the Company Disclosure
Schedule:

                  (i) The Company and each of its Subsidiaries is and has been in compliance with all applicable Environmental Laws, except for any such non-compliance which has been cured and for which neither the Company nor any of its Subsidiaries has any further liability or obligation.

                  (ii) Neither the Company nor any of its Subsidiaries has treated, stored, disposed of, or released any Hazardous Material on Company Real Property in violation of any applicable Environmental Laws, and, to the knowledge of the Company, none of the conditions at the Company Real Property is reasonably likely to give rise to any remedial obligation of the Company or any of its Subsidiaries under any Environmental Laws.

                  (iii) Neither the Company nor any of its Subsidiaries has received any written notices, demand letters, or written requests for information from any governmental body, agency, official, or authority or from any third party indicating that the Company or any of its Subsidiaries is in violation of, or liable in a amount to any Person under, any Environmental Law, except for any such violation which has been cured and for which neither the Company nor any of its Subsidiaries has any further liability or obligation.

                  (iv) There are no actions, suits, or proceedings pending, and, to the knowledge of the Company, there is no threat of any actions, suits, or proceedings, and, to the knowledge of the Company, there are no investigations pending, against the Company or any of its Subsidiaries or involving any of the presently owned or leased Company Real Property before any court or arbitrator or any governmental body, agency, official, or authority relating to any violation, or alleged violation, by the Company or any of its Subsidiaries of any Environmental Law or relating to the contamination of any such Company Real Property.

                  (v) There are no underground storage tanks on any presently owned or leased Company Real Property, and no underground storage tanks have been closed or removed from any Company Real Property while the Company Real Property was owned or leased by the Company or any of its Subsidiaries, the closure or removal of which is reasonably likely to give rise to a liability of the Company or any of its Subsidiaries under any Environmental Law.

                  (vi) None of the Company, any of its Subsidiaries, or any of the presently owned or leased Company Real Property is currently subject to, any liabilities, fixed or contingent, relating to any suit, settlement, court order, administrative order, judgment, or claim asserted under any Environmental Law.

                  (vii) The Company and its Subsidiaries have made available to Parent (A) all studies, reports, and similar documents that have been generated by third-party consultants, internal compliance reports of the Company or any of its Subsidiaries, and documents filed by the Company or any of its Subsidiaries with any governmental agency, relating to environmental matters at any Company Real Property, and (B) all other documents relating to any actual or potential contamination of Company Real Property. The Company has furnished Parent with copies of any such studies, reports, and documents indicating that the conditions at any of the Company Real Property are reasonably likely to give rise to a remedial obligation or other liability of the Company or any of its Subsidiaries under any Environmental Laws.

                  (viii) The Company and its Subsidiaries have all permits required by applicable Environmental Laws and are in all material respects in compliance with the provisions of all such permits.

                  (ix) Neither the Company nor any of its Subsidiaries has any obligation to any third party with respect to any previously owned, or presently or previously leased, Company Real Property relating to the remediation of any contamination under any Environmental Laws.

         (c) Neither the Company nor any of its Subsidiaries has received written notice from any Person that any part of the Company Real Property has been or is listed as a site containing Hazardous Material requiring remediation under CERCLA or any other Environmental Law.

SECTION 3.21      FINDERS AND INVESTMENT BANKERS.

         Except for Dain Rauscher Wessels, no investment banker, broker, finder, or other similar intermediary has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries, or otherwise is entitled to any fee or commission in connection with the transactions contemplated by this Agreement. The Company has provided Parent with a copy of the engagement letter with Dain Rauscher Wessels, as amended to date.
Dain Rauscher Wessels' fees will be paid by the Company.

SECTION 3.22      INSURANCE.

         Section 3.22 of the Company Disclosure Schedule lists, and the Company has made available to Parent or its representatives for review current and complete copies of, all insurance policies, binders, and surety and fidelity bonds relating to the Company and its Subsidiaries (including, without limitation, all policies or binders of casualty, general liability, and workers' compensation, but excluding the owner's and lessee's policies of title insurance referred to in Section 3.30(h)), all of which are currently in force and effect. All premiums and other amounts due and payable under each such policy, binder, and bond have been paid. Neither the Company nor any of its Subsidiaries is in default with respect to any material provision contained in any such policy, binder, or bond and has not failed to give any notice of or present any material claim thereunder as required under the terms of the policy. There are no outstanding unpaid claims under any such policy, binder, or bond, and neither the Company nor any of its Subsidiaries has received any written notice of cancellation or non-renewal of any such policy, binder, or bond. Neither the Company nor any of its Subsidiaries has received any written notice from any of its insurance carriers that any insurance premiums paid by it will be materially increased in the future as a result of the claims experience of the Company or such Subsidiary.

SECTION 3.23      INDEMNIFICATION.

         Except as set forth in the articles of incorporation and bylaws of the Company or its Subsidiaries or as disclosed in the Company SEC Reports or on
Section 3.23 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to any indemnification agreement with any of its present or former directors, officers, employees, agents, or other persons who serve in any similar capacity.

SECTION 3.24      BOARD APPROVAL AND RECOMMENDATION.

         Prior to the execution of this Agreement, the Board of Directors of the Company, at a meeting duly called and held, unanimously (a) determined that this Agreement and the transactions contemplated hereby, including the Merger, the Offer, and the Parent Stock Option, are fair to the stockholders of the Company, (b) approved this Agreement and the transactions contemplated hereby, including the Merger, the Offer, and the Parent Stock Option, and (c) recommended that the Company's stockholders tender their shares of Company Stock pursuant to the Offer and approve this Agreement and the transactions contemplated herein, including the Merger (unless approval of this Agreement and the Merger is not required by reason of the fact that immediately prior to the Effective Time Merger Sub owns at least 90% of the Company Stock outstanding at such time).

SECTION 3.25      VOTE REQUIRED.

         The only vote of the holders of any class or series of capital stock of the Company necessary to approve the Merger is the affirmative vote of the holders of at least two-thirds of the outstanding shares of Company Stock. No such vote by the holders of any class or series of capital stock of the Company will be necessary if at the Effective Time Merger Sub owns at least 90% of the shares of Company Stock outstanding at the Effective Time. There is no vote of the holders of any class or series of capital stock of the Company necessary in order for Merger Sub to commence and consummate the Offer.

SECTION 3.26      OPINION OF FINANCIAL ADVISOR.

         The Company has received the opinion of Dain Rauscher Wessels to the effect that the consideration to be received by the stockholders of the Company pursuant to the Offer and the Merger is fair to such stockholders from a financial point of view.

SECTION 3.27      COMPANY RIGHTS AGREEMENT.

         Neither Parent nor any of its affiliates or associates is an "ACQUIRING PERSON" (as defined in the Company Rights Agreement) and there has not been a "SHARES ACQUISITION DATE" or a "DISTRIBUTION DATE" (as defined in the Company Rights Agreement) under the Company Rights Agreement. The Company has amended the Company Rights Agreement to provide that (i) the execution, delivery, and performance of this Agreement, the Parent Stock Option and the Insider Lock-Up Options, the purchase of shares of Company Stock pursuant to the Offer, the purchase of shares pursuant to the Parent Stock Option and the Insider Lock-Up Options, and the consummation of the Merger and the other transactions contemplated by this Agreement will not (A) cause Parent or any of its affiliates or associates to become an Acquiring Person or (B) otherwise cause a Shares Acquisition Date or Distribution Date to occur, and (ii) upon purchase of shares of Company Stock pursuant to the Offer, the Parent Stock Option or the Insider Lock-Up Options, the Company Rights will no longer be exercisable, and the former holders of the Company Rights will not have any claims or rights thereunder. The Company has filed with the SEC and made available to Parent a true and correct copy of the Company Rights Agreement, as amended through the date hereof.

SECTION 3.28      TAKEOVER STATUTES.

         The Board of Directors of the Company has heretofore expressly approved the acquisition of shares of Company Stock by Merger Sub pursuant to the Offer, the Parent Stock Option and the Insider Lock-Up Options, and the Merger for purposes of Article 13.03 of Texas Law, and such approval is sufficient to render inapplicable to the Merger and the other transactions contemplated by this Agreement the provisions of Article 13.03 of Texas Law. Except for Section 13.03, no "fair price," "moratorium," or other similar antitakeover statute or provision applies or purports to apply to the Offer, the Merger, the Parent Stock Option, or the other transactions contemplated hereby. Except for the Company Rights Agreement and the related shares of Common Stock issuable upon exercise of the Company Rights, no provision of the articles of incorporation or bylaws of the Company or any of its Subsidiaries would, directly or indirectly, restrict or impair the ability of Merger Sub or Parent to vote, or otherwise to exercise the rights of a stockholder with respect to, the Common Stock.

SECTION 3.29      INFORMATION SUPPLIED.

         None of the information that is included in the Offer Documents in reliance upon and in conformity with written information furnished to Parent by the Company specifically for use in the Offer Documents will, at the time such information is furnished to Parent, contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Schedule 14D-9, at the time the
Schedule 14D-9 or any amendment thereto is filed with the SEC, will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; except that, the foregoing does not apply to the extent that any such untrue statement of a material fact or omission to state a material fact was or is made by the Company in reliance upon and in conformity with written information furnished to the Company by Merger Sub or Parent specifically for use in the Schedule 14D-9.

SECTION 3.30      REAL AND PERSONAL PROPERTY.

         (a)      For purposes of this Section 3.30, "PERMITTED LIEN" means any
(A) Lien that does not materially interfere with the use of, or materially diminish the value of, the property subject thereto and (B) capital lease obligation entered into in the ordinary course of business.

         (b) Section 3.30 of the Company Disclosure Schedule lists all o the real property owned (the "OWNED REAL PROPERTY") or leased (the "LEASED REAL PROPERTY") by the Company or any of its Subsidiaries.

         (c) Except as set forth in Section 3.30 of the Company Disclosure Schedule, the Company or its Subsidiary, as the case may be, has (i) good and valid fee simple title to the Owned Real Property, (ii) good and valid title to all of the tangible personal property recorded as an asset in the Company Financial Statements as of June 30, 1998, and not disposed of since that date in the ordinary course of business, and (iii) a valid and subsisting leasehold interest in the Leased Real Property, that, in the case of each of clauses (i),
(ii), and (iii) above, is free and clear of any Lien other than Permitted
Liens.

         (d) All of the buildings, improvements and other facilities including in the Owned Real Property or Leased Real Property are in good condition, normal wear and tear excepted, and are suitable for their present purposes, and none of such buildings, improvements or facilities is subject to any material structural defect.

         (e) The primary business operations currently conducted on the Owned Real Property and the Leased Real Property are not in violation of applicable zoning laws and regulations, except for violations that individually or in the aggregate are not material.

         (f) The buildings and other structures located on the Owned Real Property do not encroach on real property of another Person, and no building or structure of any other Person encroaches on any of the Owned Real Property, except for encroachments that individually or in the aggregate, are not material.

         (g) The buildings and structures on the Owned Real Property have direct vehicular access (or indirect vehicular access through valid and enforceable easements) to public roads and all appropriate utilities necessary for the conduct of the business thereon as it is presently conducted.

         (h) The Company has made available to Parent all owner's policies of title insurance as to Owned Real Property, lessee's policies of title insurance as to Leased Real Property (if any), and related surveys that are in its possession.

SECTION 3.31      RELATED PARTY TRANSACTIONS.

         Except as set forth in Section 3.31 of the Company Disclosure Schedule, no director, officer, partner, employee, "affiliate" or "associate" (as such terms are defined in Rule 12b-2 under the Exchange Act) of the Company or any of its Subsidiaries (i) has borrowed any monies from or has outstanding any indebtedness or other similar obligations to the Company or any of its Subsidiaries; (ii) owns any direct or indirect interest of any kind in, or is a director, officer, employee, partner, affiliate or associate of, or consultant or lender to, or borrower from, or has the right to participate in the management, operations or profit of, any person or entity which is (1) a competitor, supplier, customer, distributor, lessor, tenant, creditor or debtor of the Company or any of its Subsidiaries, (2) engaged in a business related to the business of the Company or any of its Subsidiaries, or (3) participating in any transaction to which the Company or any of its Subsidiaries is a party; or
(iii) is otherwise a party to any contract, arrangement or understanding with the Company or any of its Subsidiaries.

SECTION 3.32      CERTAIN BUSINESS PRACTICES.

         Neither the Company, any of its Subsidiaries, nor to the Company's knowledge any directors, officers, agents or employees of the Company or any of its Subsidiaries (i) has used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity; (ii) has made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; (iii) has made any other payment prohibited by applicable law; or (iv) in the case of the Company, any of its Subsidiaries or any of its officers or key employees, is a party to or bound by any noncompetition or similar agreement or obligation with any third party, which restricts its or his or her business practices.

SECTION 3.33      SUPPLIERS AND CUSTOMERS.

         As of the date hereof, and except as set forth in Section 3.33 of the Company Disclosure Schedule, the Company has received no written notice from or, to its knowledge, any oral notice from any significant supplier to or customer of the Company's business of such supplier's or customer's intention to materially and adversely alter its existing business relationship with the Company.


                                  ARTICLE IV.

                       REPRESENTATIONS AND WARRANTIES OF
                             PARENT AND MERGER SUB

Parent and Merger Sub jointly and severally represent and warrant to the Company that:

SECTION 4.01      CORPORATE EXISTENCE.

         Parent and Merger Sub are corporations duly incorporated, validly existing, and in good standing under the laws of the State of Georgia and Texas, respectively.

SECTION 4.02      CORPORATE AUTHORIZATION.

         The execution, delivery, and performance by Parent and Merger Sub of this Agreement, the purchase by Merger Sub of shares of Company Stock pursuant to the Offer and pursuant to the Parent Stock Option, and the consummation of the Merger and the other transactions contemplated hereby by Parent and Merger Sub are within their respective corporate power and authority and have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub, respectively. This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution, and delivery hereof by the Company, constitutes a legal, valid, and binding agreement of Parent and Merger Sub.

SECTION 4.03      GOVERNMENTAL AUTHORIZATION.

         The execution, delivery, and performance by Parent and Merger Sub of this Agreement, the purchase of shares of Company Stock by Merger Sub pursuant to the Offer and pursuant to the Parent Stock Option, and the consummation of the Merger and the other transactions contemplated hereby by Parent and Merger Sub do not require any material consent, approval, authorization, or permit of, other action by, or filing with, any governmental body, agency, official, or authority other than (i) the filing of appropriate certificates of merger in accordance with Texas Law, (ii) the filing and delivery of the Offer Documents, and (iii) compliance with applicable requirements of the Exchange Act.

SECTION 4.04      NON-CONTRAVENTION.

         The execution, delivery, and performance by Parent and Merger Sub of this Agreement, the purchase by Merger Sub of the shares of Company Stock pursuant to the Offer, and the consummation of the Merger and the other transactions contemplated hereby by Parent and Merger Sub do not and will not
(i) contravene or conflict with the articles of incorporation or bylaws of Parent or the articles of incorporation or bylaws of Merger Sub, (ii) materially contravene, conflict with, or constitute a violation of any provision of any law, rule, regulation, judgment, injunction, order, or decree binding upon or applicable to Parent, Merger Sub, or any of their Subsidiaries, or (iii) constitute a default, give rise to a right of termination, cancellation, or acceleration of any material right or obligation of Parent, Merger Sub, or any of their Subsidiaries, or give rise to a loss of any material benefit to which Parent, Merger Sub which would prevent or materially delay consummation of the Offer or the Merger.

SECTION 4.05      PARENT SEC REPORT.

         Parent's Annual Report on Form 10-K for the year ended May 31, 1998 and filed with the SEC was prepared in accordance with the requirements of the Exchange Act, and did not at the time it was filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

SECTION 4.06      AVAILABILITY OF FUNDS.

         Parent and Merger Sub have available to them, and shall maintain the availability of, sufficient funds to enable them to consummate the transactions contemplated by this Agreement.

SECTION 4.07      INFORMATION SUPPLIED.

         None of the information that is included in the Schedule 14D-9 in reliance upon and in conformity with written information furnished to the Company by Parent or Merger Sub specifically for use in the Offer Documents will, at the time such information is furnished to the Company, contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Offer Documents, at the time they or any amendments thereto are filed with the SEC or on the date first published, sent, or given to the Company's stockholders, will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; except that, the foregoing does not apply to the extent that any such untrue statement of a material fact or omission to state a material fact was or is made by Parent or Merger Sub in reliance upon and in conformity with written information furnished to Parent or Merger Sub by the Company specifically for use in the Offer Documents.

SECTION 4.08      FINDERS AND INVESTMENT BANKERS.

         Except for TM Capital Corp., no investment banker, broker, finder, or other similar intermediary has been retained by or is authorized to act on behalf of Parent, Merger Sub, or any of their Subsidiaries who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

SECTION 4.09      BOARD APPROVAL.

         Prior to the execution of this Agreement, each of the Boards of Directors of Parent and Merger Sub approved this Agreement and the transactions contemplated hereby, including the Merger and the Offer.


                                   ARTICLE V.

                      ADDITIONAL AGREEMENTS OF THE COMPANY

The Company agrees that:

SECTION 5.01      CONDUCT OF THE COMPANY.

         Except as contemplated or permitted by this Agreement or as otherwise approved in writing by Parent, from the date of this Agreement until the time that the designees of Merger Sub have become members of the Board of Directors of the Company in accordance with Section 1.01(d) hereof, the Company will, and will cause its Subsidiaries to, conduct their respective businesses in the ordinary course consistent with reasonable past practice. Subject to the foregoing exceptions, from the date hereof until the time that the designees of Merger Sub have become members of the Board of Directors of the Company in accordance with Section 1.01(d) hereof:

         (a) the Company will not adopt or approve any change or amendment in its articles of incorporation or bylaws;

         (b) the Company will not, and will not permit any of its Subsidiaries to, merge, consolidate, or enter into a share exchange with any other Person; acquire any material stock or any material amount of assets of any other Person; or sell, lease, license, mortgage, pledge, or otherwise dispose of any material assets except in the ordinary course of business consistent with reasonable past practice, or transfers between the Company and/or its wholly owned Subsidiaries;

         (c) the Company will not declare, set aside, or pay any dividends (other than dividends declared prior to the date hereof) or make any distributions in respect of shares of Company Stock;

         (d) the Company will not, and will not permit any of its Subsidiaries to, (i) issue, deliver, sell, encumber, or authorize or propose the issuance, delivery, sale, or encumbrance of, any capital stock or other securities of the Company or any Company Subsidiary Securities, other than (A) pursuant to the Company Rights Agreement (as amended pursuant to Section 3.27) and (B) the issuance of shares of Company Stock upon the exercise of the Parent Stock Option or Company Options granted prior to the date hereof, (ii) split, combine, or reclassify any shares of Company Stock or Company Subsidiary Securities, (iii) repurchase, redeem, or otherwise acquire any capital stock or other voting securities of the Company or any voting Company Subsidiary Securities, or (iv) amend the terms of any outstanding voting securities;

         (e) the Company will not, without the prior written consent of Parent, which consent shall not be unreasonably withheld or delayed, make any commitment or enter into any contract or agreement that, individually or in the aggregate, is reasonably likely to be material to the Company and its Subsidiaries taken as a whole except in the ordinary course of business consistent with reasonable past practices;

         (f) except to the extent required by law or by existing written agreements or plans disclosed in the Company SEC Reports, neither the Company nor any of its Subsidiaries will increase in any manner the compensation or fringe benefits of any of its directors, officers or employees (other than increases in the ordinary course of business in the compensation or fringe benefits of any officers or employees who are not executive officers); pay any pension or retirement allowance to any such directors, officers or employees; become a party to, amend, or commit itself to any pension, retirement, profit-sharing, welfare benefit plan, or employment agreement with or for the benefit of any such director, officer or employee; grant any severance or termination pay or stay-in-place bonus to any such director, officer or employee; or increase the benefits payable under any existing severance or termination pay or stay-in-place bonus policies;

         (g) the Company will not, and will not permit any of its Subsidiaries to, make any material Tax election or settle or compromise any material federal, state, local, or foreign Tax liability; and

         (h)      the Company will not agree to do any of the foregoing.

SECTION 5.02      ACCESS TO INFORMATION.

         From the date hereof until the Effective Time or earlier termination of this Agreement, the Company will give Parent and Merger Sub, their counsel, financial advisors, auditors, and other authorized representatives reasonable access during regular business hours to the offices, properties, books, and records of the Company and its Subsidiaries, and will furnish to Parent and Merger Sub, their counsel, financial advisors, auditors, and other authorized representatives such financial and operating data and other information as such Persons may reasonably request, and will instruct the Company's employees, counsel, and financial advisors to cooperate with Parent and Merger Sub in their evaluation.

SECTION 5.03      OTHER OFFERS.

         (a) From the date hereof until the Effective Time or the earlier termination of this Agreement, the Company will not, and will use its best efforts to cause its Subsidiaries and the officers, directors, employees, and agents of the Company and its Subsidiaries not to, directly or indirectly, (i) take any action to solicit, to initiate, or knowingly to encourage any Company Acquisition Proposal (as defined below), (ii) take any action knowingly to facilitate (including, without limitation, amending the Company Rights Agreement other than as contemplated herein or redeeming the rights issued thereunder) any Company Acquisition Proposal, (iii) engage or participate in discussions or negotiations, or enter into agreements, with any Person with respect to a Company Acquisition Proposal, or (iv) in connection with a Company Acquisition Proposal, disclose any nonpublic information relating to the Company or any of its Subsidiaries or afford access to the properties, books, or records of the Company or any of its Subsidiaries to any Person; and further the Company agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing and each will take the necessary steps to inform the individuals or entities referred to above of the obligations undertaken in this Section 5.03. Notwithstanding the foregoing, the Company may take the action described in clause (ii), (iii), or (iv) of the preceding sentence if (A) such action is taken in connection with an unsolicited Company Acquisition Proposal, (B) the Company's Board of Directors has determined, based on the written advice of its independent financial advisors, that such Company Acquisition Proposal would, if consummated, result in a transaction more favorable to the Company's shareholders from a financial point of view than the transactions contemplated by this Agreement, (C) legal counsel to the Company has advised the Company's Board of Directors in writing that the failure to take such action would be a breach of the fiduciary duties of the Board of Directors under applicable law, and (D) in the case of the disclosure of nonpublic information relating to the Company or any of its Subsidiaries in connection with a Company Acquisition Proposal, such information is covered by a confidentiality agreement that provides substantially the same or better protection to the Company as is afforded by the Confidentiality Agreement. The Company will immediately notify Parent orally and in writing of any Company Acquisition Proposal or any inquiries with respect thereto. Any such written notification will include the identity of the Person making such inquiry or Company Acquisition Proposal and a description of the material terms of such Company Acquisition Proposal (or the nature of the inquiry) and will indicate whether the Company is providing or intends to provide the person making the Company Acquisition Proposal with access to nonpublic information relating to the Company or any of its Subsidiaries. For purposes of this Agreement, "COMPANY ACQUISITION PROPOSAL" means any good faith offer or proposal for (x) a merger or other business combination involving the Company or any of its Subsidiaries and any Person (other than Parent, Merger Sub, or any other Subsidiary of either Parent or Merger Sub), (y) an acquisition by any Person (other than Parent, Merger Sub, or any other Subsidiary of either Parent or Merger Sub) of assets or earning power of the Company or any of its Subsidiaries, in one or more transactions, representing 25% or more of the consolidated assets or earning power of the Company and its Subsidiaries, or (z) an acquisition by any Person (other than Parent, Merger Sub, or any other Subsidiary of either Parent or Merger Sub) of securities representing 20% or more of the voting power of the Company or any of its Subsidiaries.

         (b) Except as set forth in this Section 5.03, neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent or Merger Sub, the approval or recommendation by such Board of Directors or such committee of the Offer, the Merger, or this Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, any Company Acquisition Proposal, or (iii) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, an "ACQUISITION AGREEMENT") related to any Company Acquisition Proposal, except that, in any case set forth in clause (i), (ii), or (iii) above, prior to the acceptance for payment of shares of Company Stock pursuant to the Offer, the Board of Directors of the Company may, in response to an unsolicited Company Acquisition Proposal, (A) withdraw or modify its approval or recommendation of the Offer, the Merger, or this Agreement or (B) approve or recommend any such Company Acquisition Proposal if, in the case of any action described in clause
(A) or (B), the events stated in clauses (B) and (C) of the second sentence of
Section 5.03(a) have occurred, and, in the case of the actions described in clause (B), concurrently with such approval or recommendation the Company terminates this Agreement and promptly thereafter enters into an Acquisition Agreement with respect to a Company Acquisition Proposal.

         (c) Nothing contained in this Agreement shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the Company's stockholders if, in the good faith judgment of the Board of Directors of the Company, after consultation with outside counsel, failure so to disclose would be a breach of applicable law; provided that, neither the Company nor its Board of Directors nor any committee thereof shall, except as permitted by Section 5.03(b), withdraw or modify, or propose to withdraw or modify, its position with respect to the Offer, the Merger, or this Agreement or approve or recommend, or propose to approve or recommend, a Company Acquisition Proposal.

SECTION 5.04      NOTICES OF CERTAIN EVENTS.

         The Company will promptly notify Parent of:

         (a) any notice or other communication from any Person alleging that the consent of any third party (other than consents listed in Section 3.03 or 3.05 of the Company Disclosure Schedule) is or may be required in connection with the transactions contemplated by this Agreement;

         (b) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement;

         (c) any actions, suits, claims, or proceedings commenced against, or, to the knowledge of the Company, any threat of an action, suit, claim, or proceeding made against, or any pending investigation of, the Company or any of its Subsidiaries that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 3.12 or that relate to the consummation of the transactions contemplated by this Agreement; and

         (d) the receipt by the Company or any of its Subsidiaries subsequent to the date of this Agreement of any notice of, or other communication relating to, a default, or an event that with notice or lapse of time or both would become a default, under any Company Contract.


SECTION 5.05      PATENT LITIGATION.

         With respect to the law suit by MicroTyping Systems and Stiftung fur Diagnostiche Forschung against the Company concerning an alleged patent infringement by the Company, without the express prior consent of Parent the Company shall not make any filings with the court, comply with any discovery requests, or engage in any discussions with the plaintiffs or their respective legal counsel concerning the prosecution, defense or settlement of such law suit, any claims covered thereby or any related claims.

SECTION 5.06      MERGER MEETING; PROXY STATEMENT.

         (a) If required by applicable law, including Texas Law, in order to consummate the Merger, as soon as practicable following the purchase of shares of Company Stock pursuant to the Offer, the Company will take all action necessary in accordance with applicable law and with the Company's articles of incorporation and bylaws to convene a meeting of its stockholders to approve the Merger and adopt this Agreement (the "MERGER MEETING"). The Company's Board of Directors has heretofore recommended, and will continue to recommend, that the Company's stockholders approve the Merger and adopt this Agreement, and will cause the Company to use all reasonable efforts to solicit from the stockholders proxies to vote therefor, unless (i) legal counsel to the Company has advised the Company's Board of Directors in writing that such recommendation would be a breach of the fiduciary duties of the Board of Directors under applicable law or (ii) this Agreement is terminated in accordance with Article VIII.

         (b) The Company will, if required by law for the consummation of the Merger, prepare and file with the SEC preliminary proxy materials relating to the approval of the Merger and the adoption of this Agreement by the Company's stockholders, and will file with the SEC revised preliminary proxy materials, if appropriate, and definitive proxy materials in a timely manner as required by the rules and regulations of the SEC. Subject to the last sentence of Section 5.06(a), the proxy materials relating to the Merger Meeting will include the recommendation of the Company's Board of Directors.

                                  ARTICLE VI.

          ADDITIONAL AGREEMENTS OF PARENT, MERGER SUB, AND THE COMPANY

Parent, Merger Sub, and the Company agree that:

SECTION 6.01      BEST EFFORTS.

         Subject to the terms and conditions of this Agreement, each party will use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement as promptly as practicable.

SECTION 6.02      CERTAIN FILINGS AND CONSENTS.

         The Company and Parent will cooperate with one another (a) in determining whether any action by or in respect of, or filing with, any governmental body, agency, official, or authority is required, or any actions, consents, approvals, or waivers are required to be obtained from parties to any Company Contracts ("THIRD PARTY CONSENTS") in connection with the transactions contemplated by this Agreement and (b) in attempting to take all such actions, to obtain all such consents, approvals, and waivers, and to make all such filings.

SECTION 6.03      PUBLIC ANNOUNCEMENTS.

         Parent and the Company will consult with each other before issuing any press release or making any public statement with respect to this Agreement and the transactions contemplated hereby and, except as may be required by applicable law or any listing agreement with the American Stock Exchange, Inc. or The Nasdaq Stock Market, Inc., will not issue any such press release or make any such public statement prior to such consultation.

SECTION 6.04      STATE TAKEOVER LAWS.

         If any "fair price," "moratorium," or other similar statute or regulation becomes applicable to the transactions contemplated by this Agreement, the Company, Parent, and Merger Sub and, subject to applicable fiduciary duties, their respective Boards of Directors will use all reasonable efforts to grant such approvals and take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to minimize the effects of such statute or regulation on the transactions contemplated hereby.

SECTION 6.05      MERGER MEETING.

         The Merger will be consummated as soon as practicable (and in no event later than two months) after the purchase of shares of Company Stock pursuant to the Offer. If Merger Sub is able to do so under Texas Law, it will consummate the Merger pursuant to Article 5.16 of Texas

Law. Each of the Merger Sub and Parent will vote, or cause to be voted, all shares of Company Stock beneficially owned by it in favor of the Merger.

SECTION 6.06 DIRECTOR AND OFFICER LIABILITY. Parent and Merger Sub agree that:

         (a) The articles of incorporation and the bylaws of the Surviving Corporation will contain provisions with respect to exculpation from liability and indemnification substantially as set forth in the articles of incorporation and bylaws of the Company as of the date hereof, which provisions shall not be amended, repealed, or otherwise modified in any manner that would adversely affect the rights thereunder of individuals who at the Effective Time were present or former directors or officers of the Company, unless such modification is required by law.

         (b) Parent will use all reasonable efforts to, without any lapse in coverage, either (i) for at least four years after the Effective Time, provide officers' and directors' liability insurance ("D&O INSURANCE") in respect of acts or omissions occurring at or prior to the Effective Time covering each such Person currently covered by the Company's D&O Insurance policy on terms with respect to coverage and amount no less favorable than those of such policy in effect on the date hereof; provided that, in no event will Parent be required to pay per annum more than the last premium (annualized) paid by the Company for such policy prior to the date hereof, (ii) purchase tail insurance in respect of the Company's existing D&O Insurance for four years for a premium not to exceed the amount of the customary premium for such tail insurance, or (iii) if such D&O Insurance or tail insurance is only available at premiums in excess of the premiums set forth in clauses (i) or
(ii), as applicable, then purchase the highest level of D&O Insurance or tail insurance available at such applicable premium.

SECTION 6.07      WAIVER.

         The Company hereby waives the Company's rights under paragraph 8 of that certain letter agreement dated October 28, 1997, by and between the Company and Parent (the "STANDSTILL AGREEMENT") so that Parent's and Merger Sub's execution, delivery and performance of this Agreement, the consummation of the Offer and the Merger, and the exercise of the Parent Stock Option and the Insider Lock-Up Options, and their consummation of the transactions contemplated thereby, will not violate or breach any provision of the Standstill Agreement. If any of the terms of the Standstill Agreement conflict with the terms of this Agreement, the Parent Stock Option or the Insider Lock-Up Options, the terms of this Agreement, the Parent Stock Option or the Insider Lock-Up Options, as the case may be, shall control.

SECTION 6.08      COMPANY BENEFIT PLANS.

         Parent shall cause the Surviving Corporation to take such actions as are necessary so that, for a period of at least one year after the Effective Time, employees of the Company and its Subsidiaries who continue their employment after the Effective Time will be provided employee benefits which in the aggregate are at least generally comparable to those provided to such employees as of the date hereof; provided, that it is understood that after the Effective Time (i) neither Parent nor the Surviving Corporation will have any obligation to issue or adopt any plans or arrangements to provide for the issuance of shares of capital stock, warrants, options, stock appreciation rights or other rights in respect of any shares of capital stock of any entity or any securities convertible or exchangeable into such shares pursuant to any such plan or program, and (ii) nothing herein shall require the Surviving Corporation to maintain any particular plan or arrangement.


                                  ARTICLE VII.

                            CONDITIONS TO THE MERGER

SECTION 7.01      CONDITIONS TO THE OBLIGATIONS OF EACH PARTY.

         The obligations of the Company, Parent, and Merger Sub to consummate the Merger are subject to the satisfaction of the following conditions:

         (a) if required by applicable law, the Merger has been approved, and this Agreement has been adopted, by the requisite vote of the Company's stockholders;

         (b) Merger Sub shall have purchased all validly tendered and not properly withdrawn shares of Company Stock in accordance with the Offer; and

         (c) no provision of any applicable domestic law or regulation, and no judgment, injunction, order, or decree of a court or governmental agency or authority of competent jurisdiction, that has the effect of making the Offer or the Merger illegal or otherwise restrains or prohibits the purchase of shares of Company Stock pursuant to the Offer or the consummation of the Merger is in effect.

SECTION 7.02      CONDITIONS TO THE OBLIGATIONS OF PARENT AND MERGER SUB.

         The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction of the following conditions:

         (a)      the Offer shall have been consummated;

         (b)      the Company shall have complied with its obligations unde
Section 1.01(d); and

         (c) if any holders of Company Stock exercise their rights, if any, under Articles 5.11 and 5.12 of Texas Law (Appraisal Rights), such rights shall not have been exercised as to more than 10% of the outstanding Company Stock.

                                 ARTICLE VIII.

                                  TERMINATION

SECTION 8.01      TERMINATION.

         This Agreement may be terminated and the Offer and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of the Merger and adoption of this Agreement by the Company's stockholders):

         (a)      by mutual written consent of the Company, Parent, and Merger
Sub;

         (b) by either the Company or Parent and Merger Sub if the Merger has not been consummated by March 30, 1999, provided that the right to terminate this Agreement under this clause (b) will not be available to any party that, at the time of termination, is in material breach of any of its obligations under this Agreement;

         (c) by either the Company or Parent and Merger Sub if any applicable domestic law, rule, or regulation makes consummation of the Offer or the Merger illegal or if any judgment, injunction, order, or decree of a court or governmental agency or authority of competent jurisdiction restrains or prohibits the consummation of the Offer or the Merger, and such judgment, injunction, order, or decree has become final and nonappealable;

         (d) by either the Company or Parent if the stockholder approval referred to in Section 7.01(a) has not been obtained at the Merger Meeting;

         (e) by either the Company or Parent if the Offer terminates without the purchase of shares of Company Stock thereunder; provided that, the right to terminate this Agreement pursuant to this Section 8.01(e) shall not be available to (i) Parent, if Merger Sub shall have breached its obligations under Section 1.01(a), or (ii) any party whose willful failure to perform any of its obligations under this Agreement results in the failure of any of the Offer Conditions or if the failure of any such Offer Conditions results from facts or circumstances that constitute a material breach of the representations or warranties of such party under this Agreement;

         (f) by Parent and Merger Sub if (i) the Company violates its obligations under Section 5.03 in any material respect and thereafter any Person publicly makes a Company Acquisition Proposal or (ii) the Board of Directors of the Company does not publicly recommend in the Schedule 14D-9 that the Company's stockholders accept the Offer and tender their shares of Company Stock pursuant to the Offer and approve the Merger and adopt the Agreement, or if the Board of Directors of the Company withdraws, modifies, or changes such recommendation in any manner materially adverse to Parent; or

         (g) by the Company if the Company receives an unsolicited Company Acquisition Proposal and the events stated in clauses (B) and (C) of the second sentence of Section 5.03(a) have occurred, provided that the Company has given Parent at least five business days notice of the material terms of such Company Acquisition Proposal and such termination shall not be effective until the Company has paid the Termination Fee, if and to the extent required under Section 9.04(b), to Parent either by delivery of a certified or bank check payable to Parent or by wire transfer to an account designated in writing by Parent, at the Company's option.

SECTION 8.02      EFFECT OF TERMINATION.

         If this Agreement is terminated and the Offer and the Merger are abandoned pursuant to Section 8.01, no party to this Agreement (or any of its directors, officers, employees, agents, or advisors) will have any liability or further obligation to any other party except (a) as provided in Section 9.04,
(b) that the agreements contained in Section 9.04 and in the Standstill Agreement will survive the termination hereof, and (c) that nothing herein will relieve any party from liability for any breach of its covenants or agreements under this Agreement.


                                  ARTICLE IX.

                                 MISCELLANEOUS

SECTION 9.01      NOTICES.

         All notices, requests, demands, consents and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered by overnight courier or express mail service or by postage pre-paid certified or registered mail, return receipt requested (the return receipt constituting prima facie evidence of the giving of such notice, request, demand or other communication), by personal delivery, or by fax with confirmation of receipt, to the following address or such other address of which a party subsequently may give notice to all the other parties:

         If to Parent or Merger Sub, to:

                  Immucor Inc.
                  3130 Gateway Drive,
                  Norcross, GA 30091
                  Attention: Chief Executive Officer
                  Fax:   (770) 242-8930

         with a copy to:

                  Nelson Mullins Riley & Scarborough, L.L.P.
                  999 Peachtree Street, N.E.
                  Suite 1400, First Union Plaza
                  Atlanta, Georgia 30309
                  Attn: Philip H. Moise
                  Fax:   (404) 817-6050
         if to the Company, to:

                  Gamma Biologicals, Inc.
                  3700 Mangum Road
                  Houston, TX  77092
                  Attn:  Chief Executive Officer
                  Fax:  (713) 956-3333

         with a copy to:

                  Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P.
                  600 Travis Street
                  3400 Texas Commerce Tower
                  Houston, Texas 77002
                  Attention:  David F. Taylor
                  Fax: (713) 223-3717

SECTION 9.02      SURVIVAL.

         None of the representations and warranties, agreements, and other provisions contained in this Agreement or in any certificate or other writing delivered pursuant to this Agreement, other than Articles I and II, will survive the Effective Time.

SECTION 9.03      AMENDMENTS; NO WAIVERS.

         (a) Subject to the applicable provisions of Texas Law and Section 1.01(e) of this Agreement, any provision of this Agreement may be amended or waived prior to the Effective Time if, and only if, such amendment or waiver is in writing and duly executed and delivered, in the case of an amendment, by the Company, Parent, and Merger Sub or, in the case of a waiver, by the party against whom the waiver is to be effective.

         (b) No failure or delay by any party in exercising any right, power, or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.

SECTION 9.04      FEES AND EXPENSES.

         (a) Subject to paragraph (b) of this Section, all costs and expenses incurred in connection with this Agreement will be paid by the party incurring the costs and expenses.

         (b)      If (i) this Agreement is terminated by the Company pursuant to
Section 8.01(g)(pertaining to a Company Acquisition Proposal), (ii) any Person publicly makes a Company Acquisition Proposal and thereafter this Agreement is terminated pursuant to Section 8.01(e) because an insufficient number of shares of Company Stock are tendered in the Offer, or (iii) any Person publicly makes a Company Acquisition Proposal and thereafter this Agreement is terminated pursuant to Section 8.01(f), then the Company will reimburse Parent and Merger

Sub for up to $500,000.00 of their reasonable documented out-of-pocket expenses and fees actually incurred by Parent in connection with the transactions contemplated by this Agreement prior to the termination of this Agreement, and in enforcing its rights under this Section 9.04 after such termination, including but not limited to all fees and expenses of counsel, financial advisors, accountants, and environmental and other experts and consultants to Parent and Merger Sub (the "TRANSACTION COSTS"). In addition, the Company will pay to Parent a fee of $1,250,000.00 (the "TERMINATION FEE"). The Termination Fee will be payable by delivery of immediately available funds at the time of termination.

         (c) If Parent receives such Transaction Costs and Termination Fee under circumstances in which such Transaction Costs and Termination Fee are payable, neither Parent, Merger Sub, nor any of their affiliates will assert or pursue in any manner, directly or indirectly, any claim or cause of action against the Company or any of its directors, officers, employees, agents, or representatives based in whole or in part upon its or their receipt, consideration, recommendation, or approval of a Company Acquisition Proposal, including the Company's exercise of its right of termination of this Agreement under Section 8.01(g).

SECTION 9.05      SUCCESSORS AND ASSIGNS; NO THIRD PARTY BENEFICIARIES.

         The provisions of this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate, or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties. Notwithstanding the foregoing, Merger Sub shall have the right (a) to assign to Parent or any direct or indirect wholly-owned subsidiary of Parent any and all rights and obligations of Merger Sub under this Agreement, including, without limitation, the right to substitute in its place such a subsidiary as one of the constituent corporations in the Merger (such subsidiary assuming all of the obligations of Merger Sub in connection with the Merger) and may require subsidiaries of the Company to merge with subsidiaries of Merger Sub (or its assignees) in connection with the Merger and (b) to restructure the transaction to provide for the Merger of the Company with and into Merger Sub or such other entity as provided above; provided, however, that the Company shall not be deemed to have breached any of its representations and warranties herein by reason of Merger Sub exercising its rights hereunder, and by exercising such rights Parent will be deemed to have waived the receipt of any additional consents of third parties required by virtue thereof; and provided further that no such assignment shall affect any obligation of Parent or Merger Sub hereunder and that it shall remain primarily liable as to its assigned obligations. If Merger Sub exercises its right to so restructure the transaction, the Company shall promptly enter into appropriate agreements to reflect such restructuring.

SECTION 9.06      GOVERNING LAW.

         The interpretation, validity, and enforceability of this Agreement will be governed by the law of the State of Texas without regard to principles of conflict of laws therein that would apply the laws of any other jurisdiction.

SECTION 9.07      COUNTERPARTS; EFFECTIVENESS.

         This Agreement may be signed in any number of counterparts, each of which will be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

SECTION 9.08      ENTIRE AGREEMENT.

         This Agreement, the Company Disclosure Schedule, the Parent Stock Option, the Insider Lock-Up Options and the Standstill Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements, both written and oral, among the parties with respect to the subject matter of this Agreement. No representation, warranty, or inducement not set forth herein has been made or relied upon by any party. Neither this Agreement nor any provision hereof is intended to confer upon any Person other than the parties any rights or remedies.

SECTION 9.09      HEADINGS.

         The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

SECTION 9.10      SEVERABILITY.

         If any term or other provision of this Agreement is invalid, illegal, or unenforceable, all other provisions of this Agreement will remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby is not affected.

SECTION 9.11      SPECIFIC PERFORMANCE.

         Except as set forth in Section 9.04, the parties agree that irreparable damage would occur if any of the provisions of this Agreement is not performed in accordance with the terms hereof and that the parties will be entitled to specific performance of the terms hereof in addition to any other remedies at law or in equity.

SECTION 9.12      "KNOWLEDGE" OF THE COMPANY.

         For purposes of this Agreement, unless otherwise expressly provided where the term is used, "knowledge" of the Company will be deemed to mean (i) the actual knowledge of any director or executive officer of the Company and
(ii) the knowledge that any such director or executive officer would have had if he or she, in connection with the confirmation of the accuracy of the representations and warranties of the Company in this Agreement, had made due inquiry of the officers, employees, advisors, and agents of the Company and its Subsidiaries who are primarily responsible for the subject matter of such representations and warranties.

SECTION 9.13      DEFINITIONS.

         Terms defined in the Exchange Act, used herein and not otherwise defined herein shall have the meaning given in the Exchange Act.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first written above.

                                                 IMMUCOR, INC.


                                                 By:/s/ Edward L. Gallup
                                                    ---------------------------
                                                    Edward L. Gallup, President


                                                 GAMMA ACQUISITION CORPORATION


                                                 By:/s/ Edward L. Gallup
                                                    ---------------------------
                                                    Edward L. Gallup, President


                                                 GAMMA BIOLOGICALS, INC.


                                                 By:/s/ David E. Hatcher
                                                    ---------------------------
                                                    David E. Hatcher, President

LIST OF SCHEDULES

Schedule                   Designation
--------------------------------------
1.01(a)                    Offer Conditions
3.05                       Violations
3.06                       Capitalization
3.07                       Subsidiaries
3.10                       Material Contracts
3.11                       Absence of Certain Changes
3.12                       Litigation
3.13                       Permits; Compliance
3.14                       Product Warranties and Liabilities
3.15                       Employee Benefits
3.18                       FDA and Related matters
3.20                       Intellectual Property
3.21                       Environmental
3.22                       Finders and Investment Bankers
3.23                       Insurance
3.24                       Indemnification
3.31                       Real and Personal Property

                       SCHEDULE 1.01(A)--OFFER CONDITIONS

         Merger Sub will not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including, without limitation, Rule 14e-1(c) under the Exchange Act (relating to Merger Sub's obligation to pay for or return tendered shares after the termination or withdrawal of the Offer), to pay for any shares of Company Stock not theretofore accepted for payment or paid for pursuant to the Offer, if (1) there are not validly tendered and not properly withdrawn prior to the expiration of the Offer that number of shares of Company Stock which, when aggregated with the shares of Company Stock then owned by Parent and any of its affiliates, represents at least sixty-seven percent (67%) of the shares of Company Stock then outstanding on a fully diluted basis, based on the number of stock options and warrants exercised prior to the consummation of the Offer (the "MINIMUM CONDITION"), or
(2) at any time on or after the date of the Agreement and at or before the time that any shares of Company Stock are accepted for payment any of the following conditions exist:

         (a) Any provision of any applicable domestic law or regulation, or any judgment, injunction, order, or decree of a court or governmental agency or authority of competent jurisdiction, is in effect that (i) makes the Offer or the Merger illegal or otherwise, directly or indirectly or prohibits or materially restrains the making of the Offer, the acceptance for payment of, payment for, or ownership, directly or indirectly, of some or all of the shares of Company Stock by Merger Sub or Parent, (ii) prohibits or materially limits the ownership or operation by the Company or any of its Subsidiaries that owns a material portion of the business and assets of the Company and its Subsidiaries, taken as a whole, or by Parent, Merger Sub, or any Subsidiaries of Parent of all or a material portion of the business or assets of the Company and its Subsidiaries, taken as a whole, or of Parent and its Subsidiaries, taken as a whole, as a result of the Offer, the Merger, or the other transactions contemplated by the Agreement, or (iii) imposes material limitations on the ability of Merger Sub or Parent to acquire, hold, or exercise full rights of ownership of the shares of Company Stock, including but not limited to the right to vote any shares of Company Stock acquired or owned by Merger Sub or Parent on all matters properly presented to the stockholders of the Company, including but not limited to the approval of the Agreement and approval of the Merger and the right to vote any shares of capital stock of any Subsidiaries of the Company (other than immaterial Subsidiaries), or would impose any such limitations with respect to the Common Stock of the Surviving Corporation after the Merger.

         (b) Any consents, authorizations, orders, and approvals of, or filings or registrations with, any governmental commission, board, or other regulatory body required in connection with the execution, delivery, and performance of the Agreement has not been obtained or made, except (i) the filing of appropriate articles of merger in accordance with applicable law, including Texas Law, (ii) compliance with applicable requirements of the Exchange Act, and (iii) where Parent reasonably concludes that the failure to obtain or make any such consent, authorization, order, approval, filing, or registration (A) is not likely to have, individually or in the aggregate, a material adverse effect on the financial condition, results of operations, or business of the Company and its Subsidiaries before or after the Merger, taken as a whole (a "COMPANY MATERIAL ADVERSE EFFECT"), or on the financial condition, results of operations, or business of Parent and Merger Sub before or after the Merger, taken as a whole (a "PARENT MATERIAL ADVERSE EFFECT"), and
(B) would not render the Offer or the Merger illegal or provide a reasonable basis to conclude that the parties or their affiliates or any of their respective directors or officers will be subject to a risk of criminal liability.

         (c) Any Third Party Consents have not been obtained except where Parent reasonably concludes that the failure to obtain any Third Party Consents is not likely to have, individually or in the aggregate, a Company Material Adverse Effect.

         (d) The Company has failed to perform in any material respect any of its agreements, covenants, or other obligations to be performed by it under the Agreement at or prior to such time, or any representations and warranties of the Company contained in the Agreement are not true in any material respect at such time as if made at and as of such time (unless the representation or warranty is made as of a specified date, in which case such representation or warranty is not true as of such date). For purposes of determining whether this condition has been satisfied, all qualifications in the representations and warranties as to the knowledge of the Company will be disregarded.

         (e) There shall have occurred any event or any development that, insofar as reasonably can be foreseen, is reasonably likely to result in a Company Material Adverse Effect;

         (f) There shall have occurred (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the United States, (ii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (iii) any limitation (whether or not mandatory) by any U.S. government or governmental, administrative or regulatory authority or agency, on, or any other event that materially adversely affects, the extension of credit by banks or other lending institutions, (iv) a commencement or a war or armed hostilities or other national or international calamity directly or indirectly involving the United States which would reasonably be expected to have a Company Material Adverse Effect, a Parent Material Adverse Effect or materially adversely affect (or materially delay) the consummation of the Offer or (v) in the case of any of the foregoing existing at the time of the execution of the Agreement, a material acceleration or worsening thereof which acceleration of worsening is reasonably expected to have a Company Material Adverse Effect, a Parent Material Adverse Effect or to materially adversely affect the consummation of the Offer.

         (g) It shall have been publicly disclosed that beneficial ownership (determined for the purposes of this paragraph as set forth in Rule 13d-3 promulgated under the Exchange Act) of 20% or more the Company Stock, before any potential dilution related to such beneficial ownership, has been acquired by any corporation (including the Company or any of its subsidiaries or affiliates), partnership, person or other entity or group (as defined in
Section 13(d)(3) of the Exchange Act), other than Parent or any of its affiliates, or (ii) (A) the Board of Directors of the Company or any committee thereof shall have withdrawn or modified in a manner adverse to Parent or Merger Sub the approval or recommendation of the Offer, the Merger or the Agreement and, within ten business days of taking and disclosing to its stockholders the aforementioned position, shall not have publicly reconfirmed its recommendation of the Offer, the Merger or the Agreement; (B) the Board of Directors of the Company or any committee thereof shall have approved or recommended any takeover proposal or any other acquisition of Company Stock other than the Offer and the Merger; (C) any such


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




corporation, partnership, person or other entity or group shall have entered into a definitive agreement or an agreement in principle with the Company with respect to a tender offer or exchange offer for any Company Stock or a merger, consolidation or other business combination with or involving the Company or any of its Subsidiaries or (D) the Board of Directors of the Company or any committee thereof shall have resolved to do any of the foregoing.

         (h) The Agreement has been terminated in accordance with its terms.

The foregoing conditions are for the sole benefit of Merger Sub and Parent and may, subject to the terms of the Agreement, be waived by Merger Sub and Parent in whole or in part at any time and from time to time in their sole discretion. The failure by Parent or Merger Sub at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, the waiver of any such right with respect to particular facts and circumstances shall not be deemed a waiver with respect to any other facts and circumstances, and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time.


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